UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2024

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AVITA Medical, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (“Annual Meeting”) virtually on June 5, 2024 (being June 6, 2024 in Australia).

Director and Officer Equity Awards

At the Annual Meeting, the Company’s stockholders approved grants of options and restricted stock units to the Company’s non-executive directors and a grant of options to the Company’s Chief Executive Officer. The grants are summarized in Item 5.07 below and in Proposals 3 through 8 (with respect to the non-executive directors) and Proposal 9 (with respect to the Chief Executive Officer) in the Company’s Proxy Statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 23, 2024 (the "Proxy Statement”). The terms and conditions of such grants of options and restricted stock units are described in the Proxy Statement, which disclosure is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the proposals summarized in the Proxy Statement as set forth below:

1.
Election of Directors (Proposal 1). All seven directors named in the Proxy Statement were elected to serve on the Company’s Board of Directors with the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mr. Louis Panaccio	9,639,179	3,437,336	2,141,804
Mr. James Corbett	12,007,045	1,243,405	2,141,804
Mr. Jeremy Curnock Cook	12,084,039	1,165,850	2,141,804
Professor Suzanne Crowe	12,341,978	908,472	2,141,804
Ms. Jan Stern Reed	11,611,092	1,635,332	2,141,804
Mr. Robert McNamara	12,261,891	988,559	2,141,804
Mr. Cary Vance	12,261,730	988,720	2,141,804

2.
Appointment of Independent Auditor (Proposal 2). The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,794,234	206,185	366,332	-

3.
Issuance of Securities to Non-Executive Directors (Proposals 3 - 8): Stockholders approved the grant of restricted stock units equal in value to $87,500 (at the time of the grant) and the grant of stock options equal in value to $37,500 (at the time of the grant) to each of the six non-executive directors on the terms and conditions set out in the Proxy Statement. The votes regarding these proposals were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mr. Louis Panaccio	10,834,366	1,947,210	446,306	2,138,869
Professor Suzanne Crowe	10,848,440	1,915,747	463,695	2,138,869
Mr. Jeremy Curnock Cook	10,834,337	1,948,061	445,484	2,138,869
Ms. Jan Stern Reed	10,696,549	2,082,094	449,239	2,138,869
Mr. Robert McNamara	10,837,227	1,935,886	454,769	2,138,869
Mr. Cary Vance	10,843,117	1,935,084	449,681	2,138,869

4.
Issuance of Securities to Mr. James Corbett (Proposal 9): Stockholders approved the grant of options to acquire 350,000 shares of common stock of the Company to the Company’s Chief Executive Officer, Mr. James Corbett, on the terms and conditions set forth in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,040,922	2,759,325	427,635	2,138,869
5.
Advisory Vote to Approve Compensation of Named Executive Officers (Proposal 10): Stockholders voted in favor of the non-binding advisory vote to approve the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,269,125	2,296,661	662,096	2,138,869

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc.

Date:	June 6, 2024	By:	/s/ Donna Shiroma
Donna Shiroma General Counsel